Exhibit 99

Pursuant to General Instruction number 6 to Form 3, the following additional reporting persons are covered by this joint filing:

Name: ProQuest Associates LLC
      ProQuest Investments, L.P.
      ProQuest Companion Fund, L.P.
      ProQuest Investments II, L.P.
      ProQuest Investments II Advisors Fund, L.P.
      Jay Moorin

Address:    600 Alexander Park,
            Suite 204
            Princeton, NJ 08540

Designated Filer:  ProQuest Associates II LLC

Issuer and Ticker Symbol:  Cypress Bioscience, Inc. (CYPB)

Date of Event Requiring Statement:  4/03/03



Signatures: /s/ Pasquale DeAngelis
            ---------------------------------
            Pasquale DeAngelis, as member
            of the general partners of each of
            the limited partnerships


            /s/ Pasquale DeAngelis
            ---------------------------------
            Pasquale DeAngelis, as attorney-in-fact
            for Jay Moorin